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                                                                      EXHIBIT 11

                              BIG CITY RADIO, INC.

                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                    THREE MONTHS ENDED MARCH 31
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
                                                                                        1998           1997
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Net loss..........................................................................  $  (3,286,000) $  (3,003,000)
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Weighted average number of shares outstanding--Basic Weighted average number of
  common shares outstanding.......................................................     13,975,520      9,375,520

Dilutive effect of stock options after application of treasury stock method
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Weighted average number of shares outstanding.....................................     13,975,520      9,375,520
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Net loss per share:

    Basic (a).....................................................................  $       (0.24) $       (0.32)
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(a) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three months ended March 31, 1998, the Company had a loss from continuing operations.